EXHIBIT 10.1

Borrowing  Contract

Lender：Kunming Land and Mine reservation Center - Branch Center in Kunming National Economy and Technology Development Zone

Borrower: Kunming Shenghuo Pharmaceutical (Group) Co., Ltd.

In order to support Kunming Shenghuo Pharmaceutical (Group) Co., Ltd.(“Shenghuo”) to expand its production and repay its maturing loan, after two parties’ mutual discussion, the two parties enter into this contract according to related rules of The Contract Law of Peoples Republic of China and will comply with the terms of this contract together.

1.	On March 30, 2012, the Lender lends RMB35 million to the Borrower. The Borrower will use this fund to repay its mature loan.
2.	The term of this borrowing is from March 30, 2012 to April 29, 2012.
3.
The annual interest rate of this borrowing is 6.10% and will be charged quarterly. If the Borrower doesn’t repay this borrowing as scheduled, an additional daily interest rate of 0.04% will be charged as penalty.

4.
In order to guarantee that the Lender can recover the borrowing as scheduled, the Borrower will use its multiple-use building and packing workshop which are valued at RMB 156,610,000 as collateral. If the Borrower can’t repay the principal and interest as scheduled, the Lender has right to deal with the collateral to recover its principal and interest.

5.	If the Borrower doesn’t use the borrowing according to the terms of this contract or has any illegal behavior, the Lender has right to recover the borrowing and terminate the contract in advance.
6.	The lender has right to examine and supervise the usage of the borrowing, and know the financial situation of the Borrower. The Borrower should introduce and provide true information to the Lender.
7.	This contract shall be executed in two original copies, each for both parties, which shall have equal force and effect.
8.
This contract shall take effect since the date of signing this contract and have legal force. Matters not covered in this contract shall be subject to the rules of The Contract Law of Peoples Republic of China and other related rules. This contract shall expire after the principal and interest have been repaid off.

Borrower:

“KUNMING SHENG HUO PHARMACEUTICS (GROUP) CO., LTD.” (Seal)

Legal Representative: Feng Lan (Signature)
Handling personnel: Qionghua Gao (Signature)

Lender:

“Branch Center in Kunming National Economy and Technology Development Zone of Kunming Land and Mine Reservation Center” (Seal)

Principal: Jianyun Wang (Seal)
Handling personnel: Dejian Wang (Signature)

Date: March 30, 2012
Signed at: Branch Center in Kunming National Economy and Technology Development Zone of Kunming Land and Mine Reservation Center